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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 8, 2001 included in the Annual Report of Form 10-K for the year ended December 31, 2000 of AFC Enterprises, Inc. and Subsidiaries and to all references to our firm included in or made a part of this Registration Statement.

/s/  Arthur Andersen LLP
Atlanta, Georgia
January 16, 2002